EXHIBIT 99.3

                             1996 STOCK OPTION PLAN
                       NONQUALIFIED STOCK OPTION CONTRACT
                       ----------------------------------


               THIS NONQUALIFIED STOCK OPTION CONTRACT entered into as of _________, 1998 between SMARTSERV ONLINE, INC., a Delaware corporation (the "Company"), and ____________________ (the "Optionee").

                              W I T N E S S E T H:
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         1. The Company,  in accordance with the allotment made by the committee of the Company's Board of Directors (the "Committee") and subject to the terms and conditions set forth herein, grants to the Optionee an option to purchase an aggregate of ______ shares of the Common Stock, $.01 par value per share, of the Company ("Common Stock") at an exercise price of $_____ per share, being at least equal to the fair market value of such shares of Common Stock on the date hereof. This option is not an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. The term of this option shall be ____ years from the date hereof, subject to earlier termination as provided in section ____ below. However, this option shall not be exercisable until the first anniversary of the date hereof, at which time it shall become exercisable in full. The right to purchase shares of Common Stock under this option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option. Notwithstanding any of the foregoing, in no event may a fraction of a share of Common Stock be purchased under this option. The Company shall at all times during the term of this Contract reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Contract.

         3. This option shall be exercised by giving written notice to the Company at its then principal office, presently Metro Center, One Station Place, Stamford, Connecticut 06902 Attn: Chief Financial Officer, stating that the Optionee is exercising the option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock which have been held by the Optionee for at least six months, or (c) a combination of the foregoing. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made.

         4. The Company may withhold (a) cash, (b) subject to any limitations under Rule 16b-3, shares of Common Stock to be issued with respect thereto having an aggregate fair


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market value on the exercise date, or (c) any combination  thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the Company's obligation to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

         A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

         Any holder of an Employee Option or Consultant Option whose relationship with the Company, its Parent and Subsidiaries as an employee or a consultant has terminated for any reason (other than as a result of the death or Disability of the optionee) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for cause, or (b) without the consent of the Company, such option shall terminate immediately.

         For the purposes of this Contract, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of this Contract during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

         Except as may otherwise be expressly provided herein, Employee Options and Consultant Options granted under this Contract shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or


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


a consultant to, the Company, or any of the Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

         Except as provided below, a Non-Employee Director Option may be exercised at any time during its five year term. The Non-Employee Director Option shall not be affected by the optionee ceasing to be a director of the Company or becoming an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent; provided, however, that if (a) he is terminated as a director of the Company for cause, such option shall terminate immediately, or
(b) he ceases to be a director of the Company because he is not nominated by the Board of Directors for reelection as a director, such option may be exercised at any time within one year after he ceases to be a director of the Company, but not thereafter and in no event after the date the option otherwise would have expired.

         5. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to him upon exercise of this option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

         6. Notwithstanding anything herein to the contrary, if at any time the Committee shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         7. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration


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requirements of the Securities Act and any applicable  state  securities laws or
(b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock.

         The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

         8. Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

         9. If an optionee dies (a) while he is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of such relationship by reason of his Disability, his Employee Option or Consultant Option may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 15 at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

         Any optionee whose relationship as an employee of, or consultant to, the Company, its Parent and Subsidiaries has terminated by reason of such optionee's Disability may exercise his Employee Option or Consultant Option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

         The term of a Non-Employee Director Option shall not be affected by the death or Disability of the optionee. If an optionee holding a Non-Employee Director Option dies during the term of such option, the option may be exercised at any time during its term by his Legal Representative.

         10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Contract, in the event of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Contract, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the number and kind of shares subject to future Non-Employee Director Options and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be


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conclusive  and  binding on all  parties.  Such  adjustment  may provide for the elimination of fractional shares which might otherwise be subject to options without payment therefor.

         All outstanding options shall become immediately exercisable in full upon the occurrence of a "Change in Control". For this purpose, a Change in Control shall be deemed to have occurred if (a) there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Act; (b) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Act), except for an employee stock ownership trust (or any of the trustees thereof), becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the Company's then outstanding securities having the right to vote on the election of directors, unless the transaction in which such person becomes such a beneficial owner was approved by a vote of at least two-thirds of the directors then still in office who were directors before such transaction was consummated; (c) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least 51% of the entire Board of Directors; (d) when a majority of the directors elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting) are not individuals nominated by the Company's incumbent Board of Directors; (e) if the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto being the holders of at least 80% of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (f) if the stockholders of the Company approve a plan of complete liquidation of the Company; or (g) if the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets.

         11. The Company and the Optionee agree that they will both be subject to and bound by all of the terms and conditions set forth herein.

         12. The Optionee represents and agrees that he will comply with all applicable laws relating to this Contract and the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and "blue sky" laws.

         13. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or


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similar  process,  and  any  such  attempted   assignment,   transfer,   pledge,
hypothecation or disposition shall be null and void ab initio and of no force or effect.

         14. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

         15. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

              (a) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

              (b) Consultant Option. The term "Consultant Option" shall mean a NQSO granted pursuant to the Plan to a person who, at the time of grant, is a consultant to the Company or a Subsidiary of the Company, and at such time is not a salaried employee of the Company or any of its Subsidiaries.

              (c) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

              (d) Employee Option. The term "Employee Option" shall mean an option granted pursuant to this Contract to an individual who, at the time of grant, is a key employee of the Company or any of its Subsidiaries.

              (e) Legal Representative. The term "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under this Contract.

              (f) Non-Employee Director. The term "Non-Employee Director" shall mean a person who is a director of the Company but who is not a salaried employee of the Company or any of its Subsidiaries.

              (g)  Non-Employee      Director  Option.   The term  "Non-Employee
Director Option" shall mean a NQSO granted pursuant to this Contract to a person who, at the time of the grant, is a Non-Employee Director.

              (h) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.


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              (i) Subsidiary.  The   term   "Subsidiary"  shall  have  the  same
definition as "subsidiary corporation" in Section 424(f) of the Code.

         16. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

         17. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

         18. The Optionee agrees that the Company may amend this Contract and the options granted to the Optionee under the Contract, subject to the limitations contained in the Contract.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                    SMARTSERV ONLINE, INC.


                                    By: ________________________________________


                                   _____________________________________________
                                                                 , Optionee


                                   _____________________________________________

                                   _____________________________________________
                                                     Address


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